EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated December 11, 2024, with respect to the financial statements of Wolf Bone Ranch Partners LLC, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP Houston, Texas

December 30, 2024